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                                                                     EXHIBIT 9.1


                  AMENDED AND RESTATED VOTING TRUST AGREEMENT,
                           VOTING AGREEMENT AND PROXY


         This Amended and Restated Voting Trust Agreement, Voting Agreement and Proxy ("Restated Voting Agreement") is made and entered into as of November 1, 2000 but effective as of September 24, 1998, between Melvin Simon & Associates, Inc., an Indiana corporation ("MSA"), on the one hand, and Melvin Simon ("Melvin"), Herbert Simon ("Herbert") and David Simon ("David"), on the other hand, each of the parties hereto being sometimes called, individually, a "Party" or, collectively, "Parties".

                              W I T N E S S E T H:

         WHEREAS:

         A. The Parties entered into a Voting Trust Agreement, Voting Agreement and Proxy dated as of December 1, 1993 ("Voting Agreement"), with respect to certain Class B Shares in Simon Property Group, Inc., a Maryland corporation ("Old Class B Shares"), previously owned by MSA.

         B. In connection with a merger transaction with Corporate Property Investors, Inc., the Old Class B Shares were exchanged for Class B Shares ("New Class B Shares") of Simon Property Group, Inc., a Delaware corporation ("SPG").

         C. The Parties desire to amend and restate in its entirety the Voting Agreement in order to, among other things, cover the New Class B Shares.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the Parties agree that the Voting Agreement is amended and restated in its entirety to read as follows:

         1. The Parties have created for the Old Class B Shares, and hereby elect to continue for the New Class B Shares, the voting trust (the "Voting Trust") as provided in the Voting Agreement and this Restated Voting Agreement, and MSA hereby appoints, designates and constitutes Melvin, Herbert and David as voting trustees (the "Voting Trustees", which term includes an successors appointed pursuant to the terms of this Restated Voting Agreement) to serve and perform in accordance with the terms of this Restated Voting Agreement, subject to the terms of the Delaware General Corporation Law, Section 218 ET. SEQ. (the "Act.")

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         2. MSA, simultaneously with the execution of this Restated Voting
Agreement, hereby assigns and delivers to the Voting Trustees one or more stock certificates representing the New Class B Shares owned by MSA, and MSA and the Voting Trustees shall do all things necessary to cause the New Class B Shares represented by such stock certificate(s) to be transferred to, and into the names of, the Voting Trustees, as Voting Trustees hereunder, on the books of SPG.

         3. This Restated Voting Agreement and the Voting Trust hereby created shall be irrevocable and continue for a period ending on the earlier of (a) thirty (30) years from the date hereof unless sooner terminated under clause (b) or clause (c) of this Paragraph 3, (b) the death, disability or resignation as Voting Trustee of the last of Melvin, Herbert, David and all successor Voting Trustees named as hereinafter provided to die, become disabled or resign as Voting Trustee, or (c) the agreement of all the Voting Trustees then serving, including successor Voting Trustees then serving, to terminate the Voting Trust. Upon the death, disability or resignation of a person who is a Voting Trustee, such person shall cease to be a Voting Trustee.

         4. Throughout the term of this Restated Voting Agreement and except as otherwise provided in this Restated Voting Agreement, the Voting Trustees then serving hereunder who are then entitled, under the provisions of this Paragraph 4, to vote the New Class B Shares held in trust hereunder shall vote the New Class B Shares in such manner as is agreed upon among such Voting Trustees entitled to vote at such time as such Voting Trustees, in their sole discretion, desire and unanimously agree upon, including but not limited to the election of one or more Voting Trustees as directors of SPG, and such Voting Trustees entitled to vote at any given time shall have the exclusive right to vote such New Class B Shares, in person or by proxy, at all meetings of the stockholders of SPG (or to give written comments in lieu of voting thereon) and on all other occasions or events when the vote (or consent) of holders of New Class B Shares is required, sought or permitted; provided, however, the rights, duties and obligations of each Voting Trustee to vote Class B Shares shall be limited as follows:

                  (a) While Melvin and Herbert are both serving as Voting Trustees hereunder, Melvin and Herbert shall vote the New Class B Shares held hereunder as to each issue upon or with respect to which such New Class B Shares may be voted in the manner agreed upon between them; provided, however, that as to each election of directors of SPG at a time when the New Class B Shares are entitled to elect four directors, Melvin and Herbert shall be obligated to vote such New Class B Shares for Melvin, Herbert and David as directors and for such other person as Melvin and Herbert shall agree; provided, further, that if David is no longer serving as Voting Trustee hereunder, Melvin and Herbert shall not be

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         obligated to vote such New Class B Shares for Melvin and Herbert and such other persons as Melvin and Herbert shall agree upon; and provided, further, that at a time when the New Class B Shares are entitled to elect only two directors, Melvin and Herbert shall be obligated to vote such New Class B Shares for Melvin and Herbert as directors.

                  (b) If Herbert is no longer serving as Voting Trustee hereunder and Melvin and David are serving as Voting Trustee hereunder, Melvin and David shall vote the New Class B Shares held hereunder as to each issue upon or with respect to which such New Class B Shares may be voted in the manner agreed upon between them unanimously; provided, however, that as to each election of directors of SPG, Melvin and David shall be obligated to vote such New Class B Shares for Melvin and David as directors and for such other persons as Melvin and David shall agree; and provided, further, that if David is also no longer serving as Voting Trustee hereunder, Melvin shall not be obligated to vote such New Class B Shares for David but shall be obligated to vote such New Class B Shares as to each issue upon or with respect to which such New Class B Shares may be voted, including the election of directors of SPG, in the manner Melvin deems appropriate in his sole discretion, including electing himself as a director of SPG.

                   (c) If Melvin is no longer serving as Voting Trustee hereunder and Herbert and David are serving as Voting Trustees hereunder, Herbert and David shall vote the New Class B Shares held hereunder as to each issue upon or with respect to which such New Class B Shares may be voted in the manner agreed upon between them unanimously; provided, however, that as to each election of directors of SPG, Herbert and David shall be obligated to vote such New Class B Shares for Herbert and David as directors and for such other persons as Herbert and David shall agree; and provided, further, that if David is also no longer serving as Voting Trustee hereunder, Herbert shall not be obligated to vote such New Class B Shares for David but shall be obligated to vote such New Class B Shares as to each issue upon or with respect to which such New Class B Shares may be voted, including the election of directors of SPG, in the manner Herbert deems appropriate in his sole discretion, including electing himself as a director of SPG.

                  (d) If both Melvin and Herbert are no longer serving as Voting Trustees hereunder, and David is serving as Voting Trustee hereunder, David shall vote the New Class B Shares held hereunder as to each issue upon or with respect to which such New Class B Shares may be voted, including the election of directors of SPG, in the manner he deems appropriate in his sole discretion, including electing himself as a director of SPG.

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                  (e) At any time during the term of the Voting Trust herein created, this Voting Agreement may be amended by unanimous agreement of all persons then serving as Voting Trustees (without regard to whether a Voting Trustee is entitled at such time to vote New Class B Shares), or if only one person remains serving as Voting Trustee, by such Voting Trustee, which amendments may include but not be limited to shortening the term hereof, extending the term if permitted by law, or selecting or providing for the selection or appointment or automatic succession of successor Voting Trustees; provided, however, that as to each election of directors of SPG, successor Voting Trustees (selected or elected after all three (3) original Voting Trustees are no longer serving as Voting Trustee) shall be obligated to vote such New Class B Shares for at least one member of Melvin's immediate family and at lease one member of Herbert's immediate family as directors and for such other persons as they shall agree.

                  (f) When consent or a vote of any Party hereto is required under the terms hereof, the same may be withheld or given in the sole discretion of such Party whose consent or vote is sought unless otherwise expressly provided herein.

         5. No Voting Trustee shall have any liability to any holder of a Voting Trust Certificate (as hereinafter defined) hereunder for the manner in which the Voting Trustee votes the New Class B Shares or for other acts except for acts committed by him in bad faith or as otherwise provided at law.

         6. All distributions with respect to New Class B Shares shall be paid to the holders of the Voting Trust Certificates hereunder as if they held the New Class B Shares directly, except that any distributions made in shares of New Class B Shares shall be held under and be subject to the provisions of this Restated Voting Agreement.

         7. The Voting Trustees shall issue and deliver to MSA certificates (the "Voting Trust Certificates") representing all of the New Class B Shares transferred by MSA to the Voting Trustees (or in respect of any additional New Class B Shares held pursuant to paragraph 6 hereof) in form substantially as follows:

                            VOTING TRUST CERTIFICATE
                           FOR CLASS B COMMON STOCK OF
                           SIMON PROPERTY GROUP, INC.

                          CERTIFICATE NUMBER __________
                    NUMBER OF SHARES HELD IN TRUST 3,200,000

         THE UNDERSIGNED, MELVIN SIMON, HERBERT SIMON AND DAVID SIMON, AS VOTING TRUSTEES FOR THE CLASS B COMMON STOCK OF SIMON PROPERTY GROUP, INC., A

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DELAWARE CORPORATION ("SPG"), UNDER AN AMENDED AND RESTATED VOTING TRUST
AGREEMENT, VOTING AGREEMENT AND PROXY (THE "RESTATED VOTING AGREEMENT"), DATED _______________, 2000, HAVING RECEIVED STOCK CERTIFICATES EVIDENCING 3,200,000 SHARES OF THE CLASS B COMMON STOCK OF SPG PURSUANT TO THE VOTING TRUST AGREEMENT (WHICH VOTING TRUST AGREEMENT THE HOLDER HEREOF, BY ACCEPTING THIS VOTING TRUST CERTIFICATE, RATIFIES AND ADOPTS) HEREBY CERTIFIES THAT MELVIN SIMON & ASSOCIATES, INC., AN INDIANA CORPORATION, IS ENTITLED TO RECEIVE 3,200,000 FULLY PAID AND NONASSESSABLE SHARES OF CLASS B COMMON STOCK OF SPG, ON THE EXPIRATION OF THE RESTATED VOTING AGREEMENT, AND IN THE MEANTIME SHALL BE ENTITLED TO RECEIVE PAYMENTS EQUAL TO ALL DIVIDENDS OR DISTRIBUTIONS THAT MAY BE COLLECTED BY THE VOTING TRUSTEES UPON A LIKE NUMBER OF SUCH SHARES HELD BY THEM UNDER THE TERMS OF THE RESTATED VOTING AGREEMENT, EXCEPT THAT ANY DIVIDENDS OR DISTRIBUTIONS MADE IN SHARES OF CLASS B COMMON STOCK SHALL BE HELD UNDER AND BE SUBJECT TO THE PROVISIONS OF THE RESTATED VOTING AGREEMENT.

         THIS VOTING TRUST CERTIFICATE IS TRANSFERABLE ONLY ON THE BOOKS OF THE VOTING TRUSTEES BY THE REGISTERED HOLDER IN PERSON OR BY HIS DULY AUTHORIZED ATTORNEY OR BY HIS ASSIGNEE, AND THE HOLDER HEREBY, BY ACCEPTING THIS VOTING TRUST CERTIFICATE, MANIFESTS HIS CONSENT THAT THE VOTING TRUSTEES MAY TREAT THE REGISTERED HOLDER OR HIS ASSIGNEE HEREOF AS THE TRUE OWNER FOR ALL PURPOSES, EXCEPT FOR THE DELIVERY OF STOCK CERTIFICATES, WHICH DELIVERY SHALL NOT BE MADE WITHOUT THE SURRENDER HEREOF. UPON WRITTEN ASSIGNMENT OF THIS VOTING TRUST CERTIFICATE, THE ASSIGNEE SHALL BE ENTITLED TO SURRENDER THIS VOTING TRUST CERTIFICATE TO THE VOTING TRUSTEES AND RECEIVE A NEW VOTING TRUST CERTIFICATE IN REPLACEMENT THEREOF.

         IN WITNESS WHEREOF, THE VOTING TRUSTEES HAVE EXECUTED THIS VOTING TRUST CERTIFICATE ON ______________, 2000.


                                                --------------------------------
                                                MELVIN SIMON

                                                --------------------------------
                                                HERBERT SIMON

                                                --------------------------------
                                                DAVID SIMON
                                                         AS VOTING TRUSTEES


         8. At the termination of the Voting Trust hereby created, the Voting Trustees shall deliver to the holders of the Voting Trust Certificates title and possession of the number of New Class B Shares represented thereby (or in respect of any additional New Class B Shares held pursuant to paragraph 6 hereof for which Voting Trust Certificates were not issued, if any).

         9. A person shall be conclusively deemed "disabled" or to have a disability only when and if such person (a) has been adjudicated by a court of competent jurisdiction to be incompetent either to act as Voting Trustee hereunder or to manage his own affairs or (b) has been deemed by a panel of three (3) physicians accredited and licensed to practice medicine in Indiana that such person is "totally disabled", which term means that the person is incompetent to manage his own affairs or to vote New Class B Shares as an

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individual; provided, however that, and notwithstanding the foregoing, if MSA,
SPG or a related entity provides a disability income policy for the individual, the definition of "totally disabled" under such policy shall be the definition which applies to the determination of whether a person is disabled hereunder. The panel of physicians shall be made up of one (1) physician selected by the adult children (or spouse it no adult children are living) of the individual in question, one (1) physician to be selected by the individuals who are parties to this Restated Voting Agreement other than the individual whose competence is in question and one (1) physician selected by the first (2) physicians selected. No person may vote any New Class B Shares nor perform any of the duties or functions of a Voting Trustee by reason of serving as executor, administrator, guardian or personal representative of any Voting Trustee, and each executor, administrator, guardian or personal representative of any Voting Trustee, upon request, shall give (and be conclusively deemed to have given) an irrevocable proxy to the Voting Trustees then serving who will carry out and effectuate the terms of the Voting Trust. Such proxy will be in force automatically, whether or not a written proxy is executed, and this Restated Voting Agreement shall constitute such proxy for the full term of this Restated Voting Agreement and be deemed renewed on the first day of each eleventh (11th) month. While both exist and are effective, the Voting Trust shall supersede and prevail over the proxy, and if the Voting Trust is determined as a matter of law to be ineffective, the proxy shall prevail. The expiration of the proxy shall not terminate this Restated Voting Agreement.

         10. The term "immediate family" of a person means and includes the spouse of the person and all lineal descendants of the person (including adopted descendants).

         11. The Voting Trustees shall serve without compensation, but shall have the right to incur and pay such reasonable expenses and charges and to employ such agents, accountants, attorneys and counsels he (or she, as the case may be) may deem necessary and proper for carrying this Restated Voting Agreement into effect, and the beneficial owners of the shares held by the Voting Trustees shall promptly, upon request, reimburse the Voting Trustee (pro rata in direct ratio to the number of New Class B Shares assigned to the Voting Trustees) for any such expenses and charges. Nothing in this Restated Voting Agreement contained shall disqualify a Voting Trustee or incapacitate a Voting Trustee or his successor or either of them from serving SPG or any of its subsidiaries as officer or director or in any other capacity, and in any such capacity receiving compensation.

         12. All of the terms and provisions of this Restated Voting Agreement shall be binding upon and inure to the benefit of each of the Parties hereto, their respective successors, assigns, heirs, administrators and executors and to all of the New Class B Shares of the SPG to which this Restated Voting

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Agreement is, or may, at any time or from time to time hereafter, be applicable.

         13. MSA shall deposit an executed copy of this Restated Voting Agreement with SPG at its principal office.

         14. This Restated Voting Agreement shall be construed and governed by and in accordance with the laws of the State of Delaware.

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IN WITNESS WHEREOF, the parties hereto have executed this Restated Voting
Agreement as of the date and year first shown above.


                                                /s/ Melvin Simon
                                                ---------------------
                                                Melvin Simon


                                                /s/ Herbert Simon
                                                ---------------------
                                                Herbert Simon


                                                /s/ David Simon
                                                ---------------------
                                                David Simon


                                                MELVIN SIMON & ASSOCIATES, INC.


                                                By: /s/ Melvin Simon
                                                ---------------------
                                                Its: Co-Chairman


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